                                                                    Exhibit 11
                                                                    -----------
AKSYS LTD. AND SUBSIDIARY
(a development stage enterprise)


Statement Regarding Computation of Net
Loss Per Share

================================================================================

                                                      Year ended December 31,
                                                    ----------------------------
                                                         1996         1995
--------------------------------------------------------------------------------
Net loss                                            $(7,819,037)     (5,344,663)
================================================================================

Weighted average shares used
 to compute net loss per share:
  Weighted average common shares                     12,359,554       8,227,110
   outstanding*
Additional shares pursuant
  to SAB83 computation                                   82,164       2,095,727
--------------------------------------------------------------------------------

                                                     12,441,718      10,322,837
================================================================================

Net loss per share                                  $     (0.63)          (0.52)
================================================================================

* Includes conversion of preferred shares.